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                                                                    Exhibit 99.5


             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
                                       OF
                          6.375% SENIOR NOTES DUE 2014
                                       OF
                               RUSSEL METALS INC.

To Registered Holder:


      The undersigned hereby acknowledges receipt of the prospectus dated April 15, 2004 (the "Prospectus") of Russel Metals Inc. ("Russel"), and accompanying letter of transmittal (the "Letter of Transmittal"), that together constitute Russel's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 6.375% Senior Exchange Notes Due 2014 (the "Exchange Notes") of Russel for each $1,000 principal amount of outstanding 6.375% Senior Notes Due 2014 (the "Original Notes") of Russel.


      This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

      The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

      $           of 6.375% Senior Notes Due 2014.

      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

      [ ] To TENDER the following Original Notes held by you for the account of the undersigned (insert stated amount at maturity of Original Notes to be tendered (if any)):

      $           of 6.375% Senior Notes Due 2014.

      [ ] NOT to TENDER any Original Notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Original Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of Russel within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), or, if the undersigned is an "affiliate", that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that such Original Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


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                                    SIGN HERE

Name of beneficial owner (s) (please print):
                                             -----------------------------------

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Signature(s):  -----------------------------------------------------------------

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Address:  ----------------------------------------------------------------------

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Telephone Number:  -------------------------------------------------------------

Taxpayer identification or Social Security Number:

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Date: --------------------------------------------------------------------------